Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Quarterly report of eSynch Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Tom Hemingway and T. R. Hutt, Chief Executive Officer and Secretary/ Treasurer respectively, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Thomas Hemingway
-----------------------------------------------------------
    Thomas Hemingway, Chief Executive Officer
     (Authorized Officer)

Date:  November 19, 2002



/s/ T.R. Hutt
--------------------------------------------------------
    T.R. Hutt, Secretary/Treasurer
     (Authorized Officer)

Date:  November 19, 2002